Exhibit 4.24

FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT, dated as of August 18, 1999 (this “First Amendment”), between BRE/SWISS L.L.C., a Delaware limited liability company, HMC CAMBRIDGE LLC, a Delaware limited liability company, HMC RESTON LLC, a Delaware limited liability company, HMC BURLINGAME HOTEL LLC, a Delaware limited liability company and HMC TIMES SQUARE HOTEL LLC, a Delaware \ limited liability company, each having an address c/o Host Marriott Corporation, 10400 Fernwood Road, Bethesda, Maryland 20817-1109 (collectively, “Borrower”), BANKERS TRUST COMPANY, a New York banking corporation, having an address at 130 Liberty Street, 25th Floor, New York, New York 10006 (“Bankers Trust”) and MORGAN STANLEY MORTGAGE CAPITAL INC., a New York corporation, having an address at 1585 Broadway, New York, New York 10036 (“Morgan Stanley” and together with Bankers Trust, “Lender”).

W I T N E S S E T H:

WHEREAS, Borrower and Bankers Trust are parties to that certain Loan Agreement dated as of July 8, 1999 (the “Loan Agreement”), pursuant to which Bankers Trust made a loan to Borrower (the “Loan”) in the original principal amount of $665,000,000;

WHEREAS, Bankers Trust has assigned to Morgan Stanley a fifty percent (50%) undivided interest in the Loan; and

WHEREAS, Lender and Borrower have agreed in the manner hereinafter set forth to modify the terms of the Loan Agreement.

NOW, THEREFORE, in pursuance of such agreement and for good and valuable consideration, Borrower and Lender hereby agree as follows:

1. Borrower acknowledges that Lender has elected pursuant to Section 2.3.3 of the Loan Agreement to change the Maturity Date from the Maturity Date stated in the Loan Agreement to the date of the Effective Maturity Date stated in the Loan Agreement. Accordingly, all references to the Maturity Date in the Loan Agreement shall hereafter mean August 1, 2009, and all provisions of Loan Documents Includes CMA with respect to periods after the Effective Maturity Date shall no longer apply.

2. The definitions of “Component B-1”, “Component B-l Rate”, “Component B-2” and “Component B-2 Rate”, as set forth in Article I of the Loan Agreement, are deleted in their entirety.

3. The definitions of Component A Rate, Component C Rate, Component D Rate, Component E Rate, Component F Rate and Component G Rate, as set forth in Article I of the Loan Agreement, are each deleted in their entirety and the following substituted therefor:

“Component A Rate” shall mean a rate per annum equal to 6.99125%.

“Component C Rate” shall mean a rate per annum equal to 7.74125%.

“Component D Rate” shall mean a rate per annum equal to 7.98125%.

“Component E Rate” shall mean a rate per annum equal to 8.08125%.

“Component F Rate” shall mean a rate per annum equal to 8.32125%.

“Component G Rate” shall mean a rate per annum equal to 7.53794%.

4. The definition of “Component C”, as set forth in Article I of the Loan Agreement, is deleted in its entirety and the following substituted therefor:

“Component C” shall mean that portion of the Loan in the amount of Fifty-Six Million Four Hundred Seventy-Five Thousand and No/100 Dollars ($56,475,000) made by Lender to Borrower pursuant to this Agreement.

5. The following defined terms are hereby added to Article I of the Loan Agreement:

“Component B” shall mean that portion of the Loan in the amount of One Hundred Seventy-Four Million Eight Hundred Sixty-Two Thousand Eight Hundred Ninety-Five and No/100 Dollars ($174,862,895) made by Lender to Borrower pursuant to this Agreement.

“Component B Rate” shall mean a rate per annum equal to 7.31125%.

6. The definition of “Adjusted Interest Rate”, as set forth in Article I of the Loan Agreement, is deleted in its entirety and the following substituted therefor:

“Adjusted Interest Rate” shall mean: (a) with respect to Component A, a rate per annum equal to the greater of (i) the Component A Rate plus five percentage points (5%) or (ii) the Treasury Rate plus five percentage points (5%), (b) with respect to Component B, a rate per annum equal to the greater of (i) the Component B Rate plus five percentage points (5%) or (ii) the Treasury Rate plus five percentage points (5%), (c) with respect to Component, a rate per annum equal to the greater of (i) the Component C Rate plus five percentage points (5%) or (ii) the Treasury Rate plus five percentage points (5%), (d) with respect to Component D, a rate per annum equal to the greater of (i) the Component D Rate plus five percentage points (5%) or (ii) the Treasury Rate plus five percentage points (5%), (e) with respect to Component E, a rate per annum equal to the greater of (i) the Component E Rate plus five percentage points (5%) or (ii) the Treasury Rate plus five percentage points (5%), (f) with respect to Component F, a rate per annum equal to the greater of (i) the Component F Rate plus five percentage points (5%) or (ii) the Treasury Rate plus five percentage points (5%) and (g) with respect to Component G, a rate per annum equal to the greater of (i) the Component G Rate plus five percentage points (5%) or (ii) the Treasury Rate plus five percentage points (5%).

7. The definition of “Components”, as set forth in Article I of the Loan Agreement, is deleted in its entirety and the following substituted therefor:

“Components” shall mean, collectively, Component A, Component B, Component C, Component D, Component E, Component F and Component G.

8. The definition of “Initial Interest Rate”, as set forth in Article I of the Loan Agreement, is deleted in its entirety and the following substituted therefor:

“Initial Interest Rate” shall mean (a) with respect to Component A, the Component A Rate, (b) with respect to Component B, the Component B Rate, (c) with respect to Component C, the Component C Rate, (d) with respect to Component D, the Component D Rate, (e) with respect to Component E, the Component E Rate, (f) with respect to Component F, the Component F Rate and (g) with respect to Component G, the Component G Rate.

9. Notwithstanding the provisions of Section 6.7.1 of the Loan Agreement to the contrary, Borrower shall be required to make deposits of Marquis Option Funds if the Debt Service Coverage Ratio or the loan to value ratio tests have not been satisfied as of the Determination Date, even if Borrower has obtained an extension of the term of the Ground Lease or delivered a Host Commitment. The amount of the deposits will be calculated based upon the then-current rate of return on the Permitted Investment selected by Borrower at such time. Borrower shall be entitled to a credit for any Marquis Option Funds previously deposited with Lender and, in the event that the amount of Marquis Option Funds previously deposited with Lender exceeds the amount that would be required based upon the then-current rate of return on the Permitted Investment selected by Borrower, such excess shall be returned to Borrower.

10. Schedule VIII of the Loan Agreement is deleted in its entirety and replaced with the Schedule VIII attached to this First Amendment.

11. As amended by this First Amendment, all terms, covenants and provisions of the Loan Agreement and the other Loan Documents shall remain in full force and effect as first written.

12. Unless otherwise defined in this First Amendment, terms defined in the Loan Agreement shall have their defined meanings when used herein.

13. This First Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

14. This First Amendment shall inure to the benefit of and be binding upon Borrower and Lender, and their respective successors and assigns.

15. This First Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

BRE/SWISS L.L.C., a Delaware limited liability company

By:	/s/ W. Edward Walter
Name:	W. Edward Walter
Title:	Vice President

HMC CAMBRIDGE LLC, a Delaware limited liability company

By:	/s/ W. Edward Walter
Name:	W. Edward Walter
Title:	Vice President

HMC RESTON LLC, a Delaware limited liability company

By:	/s/ W. Edward Walter
Name:	W. Edward Walter
Title:	Vice President

HMC BURLINGAME HOTEL LLC, a Delaware limited liability company

By:	/s/ W. Edward Walter
Name:	W. Edward Walter
Title:	Vice President

HMC TIMES SQUARE HOTEL LLC, a Delaware limited liability company

By:	/s/ W. Edward Walter
Name:	W. Edward Walter
Title:	Vice President

LENDER:

MORGAN STANLEY MORTGAGE CAPITAL INC., a New York corporation

By:	/s/ Shirish B. Godbole
Name:	Shirish B. Godbole
Title:	VP

BANKERS TRUST COMPANY, a New York banking corporation

By:	/s/ Laura Burwick
Name:	Laura Burwick
Title:	Director